Exhibit 23.2




                         CONSENT OF INDEPENDENT AUDITOR


We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement of Tefron Ltd. on Form F-2 (File No. 333-115413) of our report, dated January 30, 2004, with respect to the financial statements of AlbaHealth LLC, included in the Annual Report (Form- 20F/A) of Tefron Ltd. for the year ended December 31, 2003. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.


                                        /s/ McGladrey & Pullen LLP

Charlotte, North Carolina
October  20, 2004